EXHIBIT 4.21


WORLD GAMING      The CIBC Banking Centre    tel.  (268) 480-1650
                  Old Parham Road            fax. (268) 480-1656
                  P.O. Box 3265
                  St. John's, Antigua
                  West Indies                www.worldgaming.com


16 May, 2002


Mr. Rodney Davis,
348 Granby Court,
Pickering, Ontario


Dear Rodney,


As per our conversation, this letter serves as acceptance in writing of your letter of resignation dated 20 May, 2002.


Please note that the company reserves the right to enforce the Confidentiality clause of your Employment Agreement, for a six (6) month period, immediately following your termination.

In recognition of your contribution, we offer you a generous severance package comprising the following:

         o Six (6) months base salary, to be paid in twelve (12) equal semi-monthly installments.

         o        Accrued bonus (50%) for January to May, 2002.

         o        Severance Bonuse (50%) for the period June-November, 2002.

         o        Accrued Vacation Pay for 16 Days: US$11,515.15

         o        Current options will continue to vest until 21 November, 2002.
                  The current option grants are as follows:

                           100,000 vested options at $1.34
                           25,000 vested options at $2.25
                           50,000 vested options at $0.45
                           25,000 vested options at $0.90
                           25,000 vested options at $0.60


I wish to take this opportunity to thank you for your invaluable contribution to the growth and reorganization of Worldgaming, and wish you the very best in your future endeavors.

Kindly indicated by your signature that you have read and accepted the above mentioned package.

WORLD GAMING      The CIBC Banking Centre    tel.  (268) 480-1650
                  Old Parham Road            fax. (268) 480-1656
                  P.O. Box 3265
                  St. John's, Antigua
                  West Indies                www.worldgaming.com




Sincerely,



___________________________
Jim McDay
Director,
World Gaming BOD

CCLucette James-Wint
Director of Human Resouces & Facilities




I have read, and accepted the severance package outline above.

_______________________________________
Rodney Davis               Date: